EXHIBIT 10.1

SECOND AMENDMENT TO THE
ALFALFA DISTRIBUTION AGREEMENT

This Second Amendment to the Alfalfa Distribution Agreement (this "Amendment") is made this 7th day of August, 2015, by and among Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), and S&W Seed Company, a Nevada corporation ("Company"). Pioneer and Company are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Alfalfa Distribution Agreement dated December 31, 2014, as amended by the First Amendment to the Alfalfa Distribution Agreement dated July 23, 2015 (as so amended, the "Agreement").

WHEREAS, the Parties now wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

  As used in this Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

  The second sentence of Section 2.3.8.1 of the Agreement shall be amended by changing the reference to "November 15" therein to "September 15".

  This Amendment shall be effective as of the date first written above.

  In case of any inconsistencies between the terms and conditions contained in this Amendment and the terms and conditions contained in the Agreement, the terms and conditions of this Amendment shall control.

  Except as set forth in this Amendment, (a) all provisions of the Agreement shall remain unmodified and in full force and effect and (b) nothing contained in this Amendment shall amend, modify or otherwise affect the Agreement or any Party's rights or obligations contained therein.

  This Amendment shall be governed by the substantive laws of the State of Iowa, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Amendment shall be handled in accordance with Section 7.3 of the Agreement.

  This Amendment (along with the Agreement and the other Transaction Documents (as such term is defined in the APSA)) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

  All of the terms and provisions of this Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

  This Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written.

PIONEER HI-BRED INTERNATIONAL, INC. By: /s/ Paul E. Schickler Name: Paul E. Schickler Title: President	S&W Seed Company By: /s/ /s/ Matthew K. Szot Name: Matthew Szot Title: CFO

[Signature Page to Second Amendment to the Alfalfa Distribution Agreement]